                                                                   Exhibit 99.5


                              MEDFORD SAVINGS BANK
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE (617) 395-7700

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders (the "Special Meeting") of Medford Savings Bank (the "Bank") to be held at Five High Street, Suite 202, Medford, Massachusetts, at 10:00 a.m., local time, on Tuesday, September 16, 1997.

     The Special Meeting has been called for the following purposes:

     1. To consider and vote upon the formation of a holding company for the Bank by approval of a Plan of Reorganization and Acquisition, dated as of July 29, 1997 (the "Plan of Reorganization") between the Bank and Medford Bancorp, Inc. ("Bancorp"), a newly-formed Massachusetts corporation organized at the direction of the Bank, and each of the transactions contemplated thereby, pursuant to which the Bank will become a wholly owned subsidiary of Bancorp, and each issued and outstanding share of common stock of the Bank, par value $0.50 per share (together with associated preferred stock purchase rights), other than shares held by stockholders, if any, exercising dissenters' rights, will be converted into and exchanged for one share of common stock of Bancorp, par value $0.50 (together with associated preferred stock purchase rights) per share (the "Reorganization"). A copy of the Plan of Reorganization is attached as Exhibit A to the accompanying Proxy Statement; and

     2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on July 31, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting.

     THE BOARD OF DIRECTORS OF THE BANK RECOMMENDS THAT AT THE SPECIAL MEETING YOU VOTE "FOR" PROPOSAL ONE.

                                            Very truly yours,

                                            /s/ Arthur H. Meehan
                                            -------------------------------
                                            ARTHUR H. MEEHAN
                                            Chairman, President and Chief
                                            Executive Officer

August 4, 1997

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                              MEDFORD SAVINGS BANK
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE (617) 395-7700

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 16, 1997

     Notice Is Hereby Given that the Special Meeting of Stockholders (the "Special Meeting") of Medford Savings Bank (the "Bank") will be held at Five High Street, Suite 202, Medford, Massachusetts, at 10:00 a.m., local time, on Tuesday, September 16, 1997, for the following purposes:

     1. To consider and vote upon the formation of a holding company for the Bank by approval of a Plan of Reorganization and Acquisition, dated as of July 29, 1997 (the "Plan of Reorganization") between the Bank and Medford Bancorp, Inc. ("Bancorp"), a newly-formed Massachusetts corporation organized at the direction of the Bank, and each of the transactions contemplated thereby, pursuant to which the Bank will become a wholly owned subsidiary of Bancorp, and each issued and outstanding share of common stock of the Bank, par value $0.50 per share ("Bank Common Stock") (together with associated preferred stock purchase rights), other than shares held by stockholders, if any, exercising dissenters' rights, will be converted into and exchanged for one share of common stock of Bancorp, par value $0.50 per share (together with associated preferred stock purchase rights) (the "Reorganization"). A copy of the Plan of Reorganization is attached as Exhibit A to the accompanying Proxy Statement; and

     2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Pursuant to the By-laws, the Board of Directors has fixed the close of business on July 31, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting.

     Any holder of Bank Common Stock (i) who files with the Bank before the taking of the vote on the approval of the Plan of Reorganization written objection to the Plan of Reorganization, stating that he or she intends to demand payment for his shares if the Reorganization is consummated, and (ii) whose shares are not voted in favor of the Plan of Reorganization has or may have the right to demand in writing from the Bank, within 20 days after the date of mailing to him or her of notice in writing that the Reorganization has become effective, payment for his or her shares and an appraisal of the value thereof. The Bank and any such stockholder shall follow the procedures set forth in Sections 86 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts. See "Proposal One -- Formation of Holding Company -- Rights of Dissenting Stockholders" in the accompanying Proxy Statement for a description of procedures to be followed to exercise such rights. A copy of certain provisions of the General Laws of Massachusetts relating to the rights of dissenting stockholders is attached as Exhibit B to the accompanying Proxy Statement.

     The above matters are described in detail in the accompanying Proxy Statement.

                                            By Order of the Board of Directors

                                            /s/ Eugene R. Murray
                                            ---------------------------------
                                            EUGENE R. MURRAY
                                            Clerk

August 4, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                              MEDFORD SAVINGS BANK
                                 29 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                            TELEPHONE (617) 395-7700

                            ------------------------

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 16, 1997

                VOTING, REVOCATION, AND SOLICITATION OF PROXIES

SPECIAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Medford Savings Bank (the "Bank") for use at the Special Meeting of Stockholders of the Bank to be held at Five High Street, Suite 202, Medford, Massachusetts, at 10:00 a.m., local time, on Tuesday, September 16, 1997, and any adjournments or postponements thereof (the "Special Meeting"), for the purposes set forth in this Proxy Statement.

     At the Special Meeting, stockholders of the Bank will be asked to consider and vote upon the following matters:

     1. To consider and vote upon the formation of a holding company for the Bank by approval of the Plan of Reorganization and Acquisition, dated as of July 29, 1997 (the "Plan of Reorganization") between the Bank and Medford Bancorp, Inc. ("Bancorp"), a newly-formed Massachusetts corporation organized at the direction of the Bank, and each of the transactions contemplated thereby, pursuant to which a newly formed Massachusetts corporation will be organized at the direction of the Bank, the Bank will become a wholly owned subsidiary of Bancorp, and each issued and outstanding share of common stock of the Bank, par value $0.50 per share ("Bank Common Stock")(together with associated preferred stock purchase rights), other than shares held by stockholders, if any, exercising dissenters' rights, will be converted into and exchanged for one share of common stock of Bancorp, par value $0.50 per share ("Bancorp Common Stock")(together with associated preferred stock purchase rights) (the "Reorganization"). A copy of the Plan of Reorganization is attached as Exhibit A to the accompanying Proxy Statement; and

     2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

RECORD DATE

     This Proxy Statement is first being mailed to stockholders of the Bank on or about August 4, 1997, in connection with the solicitation of proxies for the Special Meeting. The Board of Directors (the "Board") has fixed the close of business on July 31, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof (the "Record Date"). Only holders of Bank Common Stock, at that time will be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. As of the Record Date, there were 4,541,148 shares of Bank Common Stock outstanding and each such share is entitled to one vote at the Special Meeting. As of the Record Date, there were approximately 1,196 holders of record of the outstanding Bank Common Stock.

PROXIES

     Stockholders of the Bank are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Bank Common Stock represented by properly executed proxies received by the Bank and not revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted FOR Proposal One. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Special Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     Any properly completed proxy may be revoked at any time before it is voted by filing a written notice of such revocation with, or by delivering a duly executed proxy bearing a later date to, the Clerk of the Bank, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy.

STOCKHOLDER VOTE REQUIRED

     The presence, in person or by proxy, of at least a majority in interest of the total number of the issued and outstanding shares of Bank Common Stock entitled to vote is necessary to constitute a quorum for transaction of business at the Special Meeting. A quorum being present, approval of Proposal One (Formation of Holding Company) requires the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding shares of Bank Common Stock entitled to vote by stockholders of record at the close of business on the Record Date.

     Abstentions and "broker non-votes" will be counted as present for determining the presence or absence of a quorum for the transaction of business at the Special Meeting. A "broker non-vote" is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Abstentions and broker non-votes will not be counted as votes for Proposal One and, therefore, will have the effect of negative votes.

BUSINESS OF THE BANK

     The Bank was chartered as a Massachusetts savings bank in 1869. The Bank converted from mutual to stock form on March 18, 1986 and issued 3,680,000 shares of Bank Common Stock. The Bank adopted a holding company structure on August 14, 1987, whereby the Bank became a wholly owned subsidiary of Regional Bancorp, Inc. ("Regional") and all Bank Common Stock was exchanged on a one-for-one basis for 100% of Regional's common stock. On July 22, 1993, the holding company structure was eliminated. Each share of Regional's common stock was exchanged for one share of Bank Common Stock.

     The Bank is principally engaged in the business of attracting deposits from the general public, originating residential and commercial real estate mortgages and consumer and commercial loans, and investing in securities. The Bank is headquartered in Medford, Massachusetts, which is located approximately seven miles north of downtown Boston. It has a network of sixteen banking offices located in Medford, Malden, Arlington, Belmont, Burlington, North Reading, Waltham, and Wilmington. The Bank's primary market area includes these communities as well as other cities and towns in Middlesex County and the surrounding area north of Boston.

     Until January 1996, the Bank had two wholly owned subsidiaries: Medco Realty, Inc. ("Medco") and Medford Securities Corporation ("MSC"). Medco engaged in the ownership and maintenance of certain buildings leased to the Bank and, to the extent excess space was available, third parties. The Bank elected to dissolve Medco in January, 1996 and acquired all of its assets and liabilities.

     MSC was established as a wholly owned subsidiary of Medford Savings Bank in February, 1995. MSC engages exclusively in the buying, selling, dealing in, or holding of securities, and became operational on March 1, 1995.

     COPIES OF THE BANK'S 1996 ANNUAL REPORT, AND COPIES OF THE BANK'S FORM F-2 FOR THE YEAR ENDED DECEMBER 31, 1996 AND FORM F-4 FOR THE QUARTER ENDED JUNE 30, 1997 AS FILED WITH THE FEDERAL DEPOSIT INSURANCE CORPORATION (WITHOUT EXHIBITS), ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, FROM THE BANK. SUCH REQUESTS SHOULD BE DIRECTED TO: MEDFORD SAVINGS BANK, 29 HIGH STREET, MEDFORD, MASSACHUSETTS 02155, ATTENTION: SHAREHOLDER RELATIONS.

                                  PROPOSAL ONE

                          FORMATION OF HOLDING COMPANY

     The following descriptions are qualified in their entirety by reference and made subject to the Plan of Reorganization attached hereto as Exhibit A, certain provisions of the General Laws of Massachusetts relating to the rights of dissenting stockholders attached hereto as Exhibit B, and the form of Articles of Organization of Bancorp attached hereto as Exhibit C.

DESCRIPTION OF THE PLAN OF REORGANIZATION

     Bancorp has been organized as a Massachusetts corporation at the direction of the Bank for the purpose of becoming the holding company of the Bank. Bancorp and the Bank have entered into the Plan of Reorganization, which provides, subject to the exercise of dissenters' rights, for the acquisition of all the outstanding shares of Bank Common Stock by Bancorp in exchange for an equal number of shares of Bancorp Common Stock pursuant to the provisions of Section 26B of Chapter 172 of the General Laws of Massachusetts.

     After consummation of the Reorganization, the Bank, as a subsidiary of Bancorp, will continue to serve the communities it presently serves from its existing office locations. The assets, property, rights and powers, debts, liabilities, obligations and duties of the Bank will not be changed by the Reorganization, except for the proposed initial transfer, subject to applicable law and any agreements of the Bank with regulatory agencies, of up to approximately $7 million from the Bank to Bancorp. See "Regulation of Bancorp and the Bank." Similarly, the Charter and By-laws of the Bank will not be affected by consummation of the Reorganization. The Medford Savings Bank 1993 Stock Option Plan and the Medford Savings Bank 1986 Stock Option Plan (collectively, the "Stock Option Plans") will become stock option plans of Bancorp. All other stock related benefit plans of the Bank will be unchanged by the Reorganization, except that any plan which refers to Bank Common Stock, such as the Employee Stock Ownership Plan (the "ESOP"), will, following the completion of the Reorganization, be deemed to refer instead to Bancorp Common Stock. The Directors, officers and other employees of the Bank will be unchanged by the Reorganization. The Directors of Bancorp will initially consist of the ten persons currently serving as members of the Board of Directors of the Bank. The President and Chief Executive Officer, Chief Financial Officer and the Clerk of the Bank will initially be the persons serving as the executive officers of Bancorp.

     Under the Plan of Reorganization, Bancorp will become the owner of all the outstanding shares of the Bank Common Stock, and each stockholder of the Bank who does not exercise dissenters' rights with respect to the Plan of Reorganization will become the owner of one share of Bancorp Common Stock for each share of Bank Common Stock held immediately prior to the consummation of the Reorganization, together with associated preferred stock purchase rights. See "Shareholder Rights Plan." On the effective date of the Reorganization, each share of Bank Common Stock (together with associated preferred stock purchase rights) will be automatically converted into and exchanged for one share of Bancorp Common Stock (together with associated preferred stock purchase rights). The Reorganization will become effective at 12:01 a.m. on a business day following the date on which the Bank and Bancorp advise the Massachusetts Commissioner of Banks (the "Commissioner" or the "Commissioner of Banks") in writing that all the conditions precedent to the Reorganization becoming effective have been satisfied and that the Plan of Reorganization has not been abandoned by the Bank or Bancorp (the "Effective Time"). As a condition to the consummation of the Reorganization, Bancorp and the Bank must receive certain regulatory approvals. See "Conditions of the Reorganization." Neither Bancorp nor the Bank can predict with any certainty whether such approvals on terms satisfactory to Bancorp and the Bank will be obtained, and, if so, the timing of such approvals. Accordingly, the consummation of the Reorganization may be subject to a delay, which may, under certain circumstances, be significant. If the stockholders approve the Plan of Reorganization at the Special Meeting, Bancorp and the Bank shall have the right to consummate the Reorganization at any time thereafter.

     The number of shares of Bancorp Common Stock (together with associated preferred stock purchase rights) to be issued at the Effective Time will equal the number of shares of Bank Common Stock (together with associated preferred stock purchase rights) issued and outstanding immediately prior thereto, less the number of shares of Bank Common Stock held by dissenting stockholders. Shares of Bancorp Common Stock that would have been issued had dissenting stockholders not dissented will remain as authorized but unissued shares of Bancorp Common Stock. The shares of Bancorp Common Stock that are outstanding prior to the Effective Time, all of which are presently held by the Bank, will be canceled as part of the Reorganization.

     The outstanding stock certificates of Bank Common Stock that, prior to the Reorganization, represented shares of Bank Common Stock, will thereafter for all purposes represent an equal number of shares of Bancorp Common Stock, except for certificates held by dissenting stockholders and as further described below. After the Effective Time, Bancorp and the Bank will notify stockholders by mail at their addresses as shown on the Bank's records and by publication that they may present their certificates to the transfer agent (the "Transfer Agent") for exchange. However, stockholders need not surrender stock certificates representing Bank Common Stock to the Transfer Agent in exchange for new certificates representing Bancorp Common Stock. The Transfer Agent will treat certificates for Bank Common Stock as representing, for all purposes, an equal number of shares of Bancorp Common Stock, and the holders of those certificates will have all the other rights of stockholders of Bancorp.

REASONS FOR THE HOLDING COMPANY FORMATION

     The Board of Directors of the Bank believes that a holding company structure will provide flexibility for meeting the future financial needs of the Bank or other subsidiaries of Bancorp and responding to competitive conditions in the financial services market. As a bank holding company, Bancorp will not be subject to the same regulatory restrictions as the Bank, and will be able to acquire and invest more freely in certain bank and bank-related activities as well as such other activities as might be permitted by regulatory authorities. In addition, Bancorp will not be subject to the same regulatory limitations on the amounts which it can invest in its subsidiaries and other businesses and will not be required to obtain regulatory approval before issuing shares of its capital stock, except under certain circumstances. See "Regulation of Bancorp and the Bank." Moreover, providing even further operational flexibility, the repurchase of stock by Bancorp will not be subject to the same significant adverse tax consequences as a repurchase of stock by the Bank, and except under certain circumstances, no regulatory approval is required for such repurchase by Bancorp. There are no current agreements or understandings with respect to any investments or the issuance of any additional shares of capital stock by either the Bank or Bancorp, except pursuant to options granted under the Stock Option Plans.

     The holding company structure will also facilitate the acquisition of other banks as well as other companies engaged in bank-related activities if and when opportunities arise. A holding company structure would permit an acquired entity to operate on a more autonomous basis as a wholly owned subsidiary of Bancorp rather than as a division of the Bank. For example, the acquired institution could retain its own directors, officers, corporate name and local identity. This more autonomous operation may be decisive in acquisition negotiations. In addition, the stock of Bancorp may serve as appropriate consideration in any such acquisition.

     While the Bank is, from time to time, exploring various acquisition possibilities, there are no current agreements or understandings for the acquisition of any financial institution or other company and there are no assurances that any such acquisitions will occur. It is recognized that some increased costs, including administrative expenses, will be incurred in the formation and operation of Bancorp. However, such increased costs are not expected to have a material adverse effect on the consolidated financial results of Bancorp and the Bank.

BUSINESS OF BANCORP

     Bancorp is a business corporation organized under the laws of the Commonwealth of Massachusetts in July, 1997. The only office of Bancorp, and its principal place of business, is located at the main office of the Bank at 29 High Street, Medford, Massachusetts 02155, and its telephone number is (617) 395-7700. Bancorp was organized for the purpose of becoming the holding company of the Bank. Upon completion of the Reorganization, the Bank will be a wholly owned subsidiary of Bancorp, which will thereby become a bank holding company. Each stockholder of the Bank, upon completion of the Reorganization, will, subject to dissenters' appraisal rights, become a stockholder of Bancorp without change in the number of shares owned or in respective ownership percentages. Bancorp has not yet undertaken any business activities and there are no operating business activities currently proposed for Bancorp. In the future, Bancorp may become an operating company or acquire banks or companies engaged in bank-related activities and may engage in or acquire such other business or activities as may be permitted by applicable law. Upon consummation of the Reorganization, Bancorp will own all of the outstanding Bank Common Stock.

FINANCIAL RESOURCES OF BANCORP

     In connection with the Reorganization, the Bank currently intends, subject to applicable law and any agreements of the Bank with regulatory agencies, to transfer up to approximately $7.0 million to Bancorp, which amount does not exceed the accumulated earnings and profits for tax purposes of the Bank as of June 30, 1997. The actual amount of funds which may be transferred, however, is subject to change and may be greater or less than this amount, depending on a number of factors, including Bancorp's future financial requirements and applicable regulatory restrictions. Moreover, the amount of capital which will initially be transferred from the Bank to Bancorp may be reduced to the extent necessary to avoid any taxable income to the Bank. See "Income Tax Consequences."

     A transfer of $7.0 million to Bancorp would reduce the Bank's stockholders' equity as of June 30, 1997, to approximately $89.5 million. See
"Capitalization." If such a transfer to Bancorp had been made on June 30, 1997, the leverage, Tier 1 risk-based, and total risk-based capital ratios of the Bank would have been approximately 7.93%, 14.14% and 15.32%, respectively.

     Upon consummation of the Reorganization, the currently outstanding shares of Bancorp, all of which are owned by the Bank, will be canceled.

     The Bank is contemplating contributing up to $7 million to Bancorp to provide its holding company with flexibility in its ongoing operations. This sum is anticipated to enable Bancorp, as market conditions warrant, to engage in general corporate activities, such as funding of regular quarterly dividends and stock repurchases, and also to establish nonbank subsidiaries to engage in new activities, without having to rely solely on new dividends from the Bank to support those activities. However, although it is contemplated that regular quarterly dividends will occur after Bancorp is the holding company of the Bank, no definite plans exist at this time as to any other of the corporate activities described above. It should also be noted, however that bank holding companies, such as Bancorp, have a much more extensive array of permissible investments than banks, such as the Bank. Of course, any contribution to Bancorp would be subject to receipt of all necessary federal and state bank regulatory approvals.

     Additional financial resources may be available to Bancorp in the future through borrowings, debt or equity financings, or dividends from the Bank, other acquired entities or new businesses. In addition, the Bank may lend amounts to Bancorp both prior to the consummation of the Reorganization and thereafter, subject to certain restrictions on transactions with insured bank affiliates under the Federal Reserve Act. There can be no assurance, however, as to the amount of additional financial resources which will be available to Bancorp. In particular, dividends from the Bank to Bancorp will be subject to tax considerations and regulatory limitations. See "Income Tax Consequences," "Regulation of Bancorp and the Bank -- Certain Federal Tax Matters," "Comparison of Stockholder Rights -- Common Stock -- Dividend Rights."

CAPITALIZATION

     The following table sets forth (i) the consolidated capitalization of the Bank as of June 30, 1997; (ii) the pro forma consolidated capitalization of the Bank as of June 30, 1997 after giving effect to the Reorganization (which reflects the proposed maximum transfer of $7 million from the Bank's retained earnings to Bancorp), and (iii) the pro forma capitalization of Bancorp on a consolidated basis after giving effect to the Reorganization. The pro forma consolidated capitalization of Bancorp as of June 30, 1997 will be the same as the consolidated capitalization of the Bank as of that date. However, the pro forma capitalization of the Bank is changed as a result of the $7 million proposed transfer by the Bank to Bancorp.

                                                                        AS OF JUNE 30, 1997
                                                           ---------------------------------------------
                                                               BANK            BANK           BANCORP
                                                              (ACTUAL       (PRO FORMA      (PRO FORMA
                                                           CONSOLIDATED)   CONSOLIDATED)   CONSOLIDATED)
                                                           -------------   -------------   -------------
                                                                          (IN THOUSANDS)
Deposits.................................................    $ 824,611       $ 824,611       $ 824,611
                                                              ========        ========        ========
Securities sold under agreements to repurchase...........    $  47,580       $  47,580       $  47,580
Federal Home Loan Bank advances..........................       97,439          97,439          97,439
Federal Reserve Bank of Boston advances..................        1,262           1,262           1,262
                                                              --------        --------        --------
                                                               146,281         146,281         146,281
                                                              --------        --------        --------
Stockholders' equity:
     Serial preferred stock -- par value $0.50 per share;
       5,000,000 shares authorized, none issued(1).......    $      --       $      --       $      --
     Common stock -- par value $0.50 per share;
       15,000,000 shares authorized, [4,541,148]
       issued(2).........................................        2,271           2,271           2,271
     Additional paid-in capital..........................       28,924          28,924          28,924
     Retained earnings...................................       65,923          58,923(3)       65,923
                                                              --------        --------        --------
                                                                97,118          90,118          97,118
                                                              --------        --------        --------
Net unrealized gain (loss) on investment securities
  available for sale, after tax effects..................         (660)           (660)           (660)
                                                              --------        --------        --------
          Total stockholders' equity.....................    $  96,458       $  89,458       $  96,458
                                                              ========        ========        ========

---------------

(1) Represents, in the case of Bancorp, 5,000,000 shares of authorized, but unissued, preferred stock, par value $0.50 per share.

(2) Represents, in the case of Bancorp, 15,000,000 shares of authorized common stock, par value $0.50 per share of which 4,541,148 shares are to be issued to stockholders of the Bank in exchange for the equivalent number of shares of Bank Common Stock as part of the Reorganization, with the assumption that no holders of Bank Common Stock exercised dissenter's rights. Does not include the following shares of Bank Common Stock that were issuable as of the Record Date: 936,000 shares of Bank Common Stock reserved for issuance in the aggregate under the Stock Option Plans. Upon consummation of the Reorganization, the Stock Option Plans will become stock option plans of Bancorp and an identical number of shares will be reserved for issuance thereunder as are reserved immediately prior to the consummation of the Reorganization.

(3) Reduction reflects contribution of $7 million to Bancorp.

CONDITIONS OF THE REORGANIZATION

     The Plan of Reorganization provides that it shall not become effective, and thus the Reorganization will not occur, until all of the following first shall have occurred: (i) the Plan of Reorganization shall have been approved by a vote of the holders of two-thirds of the outstanding Common Stock of the Bank, (ii) the Plan of Reorganization shall have been approved by the Commissioner of Banks under Section 26B of Chapter 172 of the General Laws of Massachusetts, (iii) any approval, consent, waiver, or confirmation of no objection required by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") shall have been received and any waiting period imposed by applicable law shall have expired, (iv) the Bank and Bancorp shall have received a favorable opinion from counsel concerning the federal income tax consequences of the Reorganization,
(v) Bancorp Common Stock to be issued in exchange for Bank Common Stock shall have been registered or qualified, if necessary, for issuance under applicable state securities laws, and (vi) the Bank and Bancorp shall have obtained all other necessary consents or approvals required for the holding company formation.

     The Bank intends to file an application with the Commissioner of Banks to obtain approval of the Plan of Reorganization under Section 26B of Chapter 172 of the General Laws of Massachusetts after the date of this Proxy Statement. The Commissioner will not grant his approval until the Plan of Reorganization has been approved by the Bank's stockholders. In addition, the Bank intends to file, after the date hereof, a notice of one bank holding company formation with the Federal Reserve Board. Bancorp also currently intends to file an application to register with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Any delays which are encountered in seeking any of the foregoing regulatory approvals could result in a delay in the consummation of the Reorganization. See "Regulation of Bancorp and the Bank."

     If the Plan of Reorganization is approved by the Bank's stockholders at the Special Meeting, the formation of the holding company structure is currently expected to become effective as soon thereafter as the required regulatory approvals are received. Bank and Bancorp have the right under the terms of the Plan of Reorganization to abandon the Reorganization if, among other things, regulatory approvals cannot be obtained or if the conditions or obligations associated with such regulatory approvals make the Reorganization inadvisable in the opinion of the Bank or Bancorp.

     In addition, the Plan of Reorganization also provides that it may be abandoned by the Board of Directors of the Bank or Bancorp if, among other things (i) the number of shares of Bank Common Stock owned by dissenting stockholders will make consummation of the Reorganization inadvisable in the opinion of the Bank or Bancorp, (ii) any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan which will make consummation of the Reorganization inadvisable in the opinion of the Bank or Bancorp, or (iii) for any other reason consummation of the Reorganization is inadvisable in the opinion of the Bank or Bancorp. Moreover, the Plan of Reorganization may be amended by the mutual consent of the Boards of Directors of Bancorp and the Bank (i) prior to its approval by the stockholders of the Bank, in any respect, and (ii) subsequent to such approval, in any respect, provided that the Commission shall approve of such amendment or modification.

     If the Plan of Reorganization is not approved at the Special Meeting or all of the necessary regulatory approvals are not obtained, the Bank will continue to operate without a holding company structure. All expenses in connection with the Reorganization will be paid by the Bank whether or not the Plan of Reorganization is approved by its stockholders or the Reorganization is consummated.

     The Bank intends to seek approval for the listing of Bancorp Common Stock in substitution for Bank Common Stock on the NASDAQ National Market System using the symbol "MDBK" subject to completion of the holding company formation. The Bank expects that approval for this substitution will be received prior to consummation of the Reorganization.

RIGHTS OF DISSENTING STOCKHOLDERS

     Any holder of Bank Common Stock (i) who files with the Bank before the taking of the vote on the approval of the Plan of Reorganization written objection to the Plan of Reorganization, stating that he or she intends to demand payment for his or her shares if the Reorganization is consummated, and
(ii) whose shares are not voted in favor of the Plan of Reorganization, has or may have the right to demand in writing from the Bank, within 20 days after the date of mailing to him or her of notice in writing that the Reorganization has become effective, payment for his or her shares and an appraisal of the value thereof. The Bank and any such stockholder shall follow the procedures set forth in Sections 86 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts. A brief summary of those sections of the General Laws of Massachusetts is set forth below. However, this summary does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise their rights to dissent from the Reorganization and is qualified in its entirety by express reference to such sections, which are included in this Proxy Statement as Exhibit B.

     A holder of Bank Common Stock intending to exercise his or her dissenter's right to receive payment for his or her shares must file with the Bank, before the Special Meeting and the vote on the Plan of Reorganization, written objection to the proposed Plan of Reorganization, stating that he or she intends to demand payment for his or her shares if the Reorganization is consummated, and must not vote in favor of the Reorganization at the Special Meeting. Within ten days after the Reorganization becomes effective, the Bank will give written notice of such effectiveness by registered or certified mail to each holder of Bank Common Stock who filed such written objection and who did not vote in favor of the Plan of Reorganization. Such written notice of effectiveness will be addressed to the stockholder at his or her last known address as it appears in the stock record books of the Bank. Within 20 days after the mailing of such notice, any holder of Bank Common Stock to whom the Bank was required to give such notice may make written demand for payment for his or her shares from the Bank, and, in such event, the Bank will be required to pay to him or her the fair value of such shares within 30 days after the expiration of the period during which such demand may be made. If during such 30-day period the Bank and the dissenting stockholder fail to agree as to the fair value of such shares, the Bank or such stockholder may have the fair value of the stock of all dissenting stockholders determined by judicial proceedings by filing a bill in equity in the Superior Court in Suffolk County, Massachusetts, within four months after the expiration of such 30-day period. For the purposes of any such Superior Court determination, the value of the shares of the Bank is to be determined as of the day preceding the date of the vote of the stockholders approving the Plan of Reorganization and shall be exclusive of any element of value arising from the expectation or accomplishment of the Reorganization. Upon making such written demand for payment, the dissenting stockholder will not thereafter be entitled to notices of meetings of stockholders, to vote, or to dividends unless no suit is filed within four months after such 30-day period to determine the value of the stock, any such suit is dismissed as to that stockholder, or the stockholder withdraws his objection in writing with the written approval of the Bank.

     The enforcement by a dissenting stockholder of his or her right to receive payment for his Bank Common Stock in the manner provided by Sections 86 through 98 of Chapter 156B of the General Laws of Massachusetts will be his or her exclusive remedy, except that a stockholder shall not be excluded from bringing or maintaining an appropriate proceeding to obtain relief on the ground that consummation of the Reorganization will be or is illegal or fraudulent as to him or her.

INCOME TAX CONSEQUENCES

     The Bank will not seek a ruling from the Internal Revenue Service concerning the federal income tax consequences of the proposed holding company formation, but will instead rely on an opinion of its counsel, Goodwin, Procter & Hoar LLP. Unlike a private letter ruling from the Internal Revenue Service, an opinion of counsel has no binding effect on the Internal Revenue Service. Based on such opinion, the material federal tax results of the Reorganization would be as follows:

          1. No gain or loss will be recognized by the stockholders of the Bank upon the exchange of their Common Stock of the Bank solely for Bancorp Common Stock.

          2. No gain or loss will be recognized by the Bank as a result of the proposed transaction (except to the extent that, as described below, the Bank may have taxable income as a result of payments to stockholders who exercise dissenters' rights and/or the transfer to Bancorp of an amount that exceeds the current and accumulated earnings and profits of the Bank).

          3. No gain or loss will be recognized by Bancorp upon the receipt of shares of Bank Common Stock solely in exchange for Bancorp Common Stock.

          4. The basis of the Bancorp Common Stock to be received by each stockholder of the Bank will be the same as the basis of Bank Common Stock surrendered in exchange therefor.

          5. The holding period of the Bancorp Common Stock to be received by each stockholder of the Bank will include the holding period of Bank Common Stock surrendered in exchange therefor, provided that such Bank Common Stock was held as a capital asset in the hands of such stockholder.

          6. Stockholders of the Bank who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of Bank Common Stock will recognize taxable income or gain or loss for federal income tax purposes in connection with the transaction. The amount of that income or gain or loss and the character of that income or gain or loss (that is, whether it constitutes ordinary income, short-term capital gain or loss or long-term capital gain or loss) will turn upon a number of factual considerations peculiar to the individual stockholder.

     If a stockholder exercises his or her dissenter's appraisal rights with respect to all of his or her shares of Bank Common Stock, and if no shares are constructively owned by him under the rules of Section 318(a) (or if such constructive ownership is waived under the rules of Section 302(c)(2)), then the transaction should qualify as a sale or exchange of the stock under Section 302(a), rather than a dividend. If the shares of Bank Common Stock qualify as "capital assets" in the hands of such a stockholder and if the shares have been held for more than one year, then any gain recognized on the exchange should qualify for long-term capital gain treatment. If, however, a stockholder fails to exercise dissenters' appraisal rights as to all shares owned by him or her (or is considered to constructively own shares under Section 318(a)), then the transaction might be treated as a dividend to the stockholder, depending upon whether or not it qualifies as "not essentially equivalent to a dividend" within the meaning of Section 302(b)(1), or as "a substantially disproportionate redemption" within the meaning of Section 302(b)(2). If the transaction were treated as a dividend, then the entire payment could be taxable as ordinary income, depending upon the circumstances.

     Any stockholder of the Bank considering exercising his or her dissenter's appraisal rights with respect to any shares of Bank Common Stock should consult his personal income tax advisor for specific advice with respect to the federal income tax consequences of that exercise.

     Payments made by the Bank to stockholders who exercise their dissenters' appraisal rights may result in taxable income to the Bank to the extent the payments are deemed made out of the Bank's bad debt reserve. In addition, any dividend distributions by the Bank (including any distribution made to provide working capital to Bancorp and any payments to dissenting stockholders that are treated as dividends) that exceed the current and accumulated earnings and profits of the Bank will result in taxable income to the Bank to the extent that they are deemed made out of the Bank's bad debt reserve.

     The determination of current and accumulated earnings and profits turns upon the application of a complicated set of legal rules to a number of factual issues arising over an extended period of years. Because of the inherently factual issues associated with determining accumulated earnings and profits, Goodwin, Procter & Hoar LLP does not intend to confirm the amount of the Bank's earnings and profits and thus its opinion will not address whether or not the proposed transfer of funds to Bancorp will exceed the current and accumulated earnings and profits of Bancorp.

ACCOUNTING TREATMENT

     It is anticipated that the Reorganization will be accounted for as similar to a "pooling of interests" transaction under generally accepted accounting principles.

COMPARISON OF STOCKHOLDER RIGHTS

     As a result of the holding company formation, stockholders of the Bank, whose rights are presently governed by Massachusetts banking law, will become stockholders of Bancorp, a Massachusetts corporation, and as such their rights will be governed by Massachusetts corporate law. Certain differences in the rights of stockholders arise from this change in governing law, however, the provisions of the Bank's Restated Articles of Organization (the "Charter") and By-laws and Bancorp's Articles of Organization (the "Articles") and By-laws are substantively identical. Certain differences and similarities of the rights of stockholders of the Bank and Bancorp are discussed below. The following discussion does not purport to be a complete statement of such similarities and differences affecting the rights of stockholders of the Bank but is intended as a summary only. The form of Articles of Bancorp attached as Exhibit C to this Proxy Statement should be reviewed carefully by each stockholder.

  Capital Stock

     Authorized and Issued Stock. The Bank had, as of the Record Date, 15,000,000 shares of authorized Common Stock of which 4,541,148 shares were issued and outstanding and 936,000 shares were reserved for issuance under the Stock Option Plans. As of such date, the Bank also had 5,000,000 shares of authorized but unissued preferred stock.

     The Articles of Bancorp will provide for 15,000,000 shares of authorized Bancorp Common Stock and 5,000,000 shares of preferred stock, of which 100 shares of Bancorp Common Stock are currently issued and outstanding, all of which are owned by the Bank. After the consummation of the Reorganization, and subject to the exercise of dissenters' appraisal rights, the number of issued and outstanding shares, shares reserved for issuance under the Stock Option Plans and non-reserved shares of Bancorp Common Stock available for future issuance by Bancorp will be the same as the number of such shares of Bank Common Stock immediately prior to the Effective Time.

     Issuance of Stock. Under the provisions of Massachusetts banking law, the issuance of capital stock by the Bank requires the prior approval of the Commissioner of Banks. In contrast, Bancorp is authorized to issue shares of capital stock without obtaining prior approval of the Commissioner of Banks. Although the issuance of Bancorp Common Stock in connection with the Reorganization is exempt from registration under the Securities Act, future issuances of Bancorp Common Stock would be subject to registration under the Securities Act, unless another exemption were available. See "Regulation of Bancorp and the Bank--Consequences of the Reorganization Under Federal Securities Laws." Bank Common Stock is exempt from registration under the Securities Act. There are no current agreements or understandings with respect to the issuance of any additional shares of Bancorp capital stock.

     Pre-emptive Rights. The stockholders of Bancorp, like the stockholders of the Bank, will not be entitled to pre-emptive rights with respect to any shares of capital stock which may be issued.

  Common Stock

     Dividend Rights. The stockholders of the Bank are entitled to dividends when and as declared by the Bank's Board of Directors. Under Massachusetts banking law, Massachusetts stock-form savings banks such as the Bank may pay dividends only out of net profits without impairing their capital stock and surplus accounts. Such dividend payments are also subject to a number of additional statutory limitations. Bancorp may pay dividends if, as, and when declared by its Board of Directors. The holders of Bancorp Common Stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Although Massachusetts corporate law does not have a specific statute regulating the payment of dividends by Massachusetts corporations, the directors of a corporation are jointly and severally liable to the corporation if a payment of dividends (i) is made when the corporation is insolvent, (ii) renders the corporation insolvent, or (iii) violates the corporation's articles of organization. In any case, any issuance by the Bank or Bancorp of preferred stock with a preference over common stock as to dividends may affect the dividend rights of common stock holders.

     Voting Rights. All voting rights in the Bank are currently vested in the holders of the Bank's issued and outstanding Common Stock. Each share of Bank Common Stock is entitled to one vote on all matters, without any right to cumulative voting, without any right to cumulative voting in the election of Directors. Following the formation of the holding company, all voting rights in Bancorp will be vested in the holders of Bancorp Common Stock, and each share of Bancorp Common Stock will be entitled to one vote on all matters. In both cases, any issuance by the Bank or Bancorp of preferred stock with voting rights may affect the voting rights of holders of common stock.

  Preferred Stock

     Both under the Charter of the Bank and under the Articles of Bancorp, the respective Boards of Directors (or a committee thereof in the case of Bancorp) of the Bank and Bancorp are authorized to issue preferred stock in series (and classes in the case of Bancorp) and to fix the powers, designations, preferences, or other rights of the shares of each such series (or class in the case of Bancorp) and the qualifications, limitations, and restrictions thereof. The issuance of preferred stock by the Bank, unlike the issuance of preferred stock by Bancorp, would be subject to approval by the Commissioner of Banks. Preferred stock issued by Bancorp after the Reorganization may rank prior to the Bancorp Common Stock as to dividend rights, liquidation preferences, or both, may have full or limited voting rights (including multiple voting rights and voting rights as a class), and may be convertible into shares of Bancorp Common Stock. Bancorp has no present plans or understandings for the issuance of any preferred stock.

  Directors

     Number and Staggered Terms. The By-laws of Bancorp provide that the Board of Directors shall consist of not less than seven directors. The Board of Directors of Bancorp will initially be composed of ten Directors. The By-laws of the Bank provide that the Board shall consist of not less than seven nor more than 25 Directors. The By-laws of the Bank and Bancorp provide that the Board of Directors may fix the number and classification of Directors, unless at the time there is an Interested Stockholder (as defined in the Bank's Charter and Bancorp's Articles, respectively), in which case a majority vote of the Continuing Directors (as defined in the Bank's Charter and Bancorp's Articles, respectively) is also required.

     Both the Bylaws of the Bank and the Bylaws of Bancorp provide for three classes of Directors with one class elected each year for three-year staggered terms, so that ordinarily no more than approximately one-third of the Directors will stand for election in any one year, and that there will be no cumulative voting in the election of Directors.

     Removal of Directors. The Bank's Charter and Bancorp's Articles provide that any Director (subject to the rights of any outstanding preferred stock) may be removed from office, with or without cause, by an affirmative vote of (i) at least 80% of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose, or (ii) at least 66 2/3% of the members of the Board of Directors then in office, unless at the time of such removal there shall be an Interested Stockholder, in which case the affirmative vote of not less than a majority of the Continuing Directors then in office shall instead be required for removal by vote of the Board of Directors.

     Vacancies. The By-laws of the Bank and the By-laws of Bancorp both provide that any vacancy occurring on the Board of Directors as a result of resignation, removal, disqualification or death or by reason of an increase in the number of Directors may be filled by vote of a majority of the remaining Directors, unless at the time of such action there is an Interested Stockholder, in which case a majority vote of the Continuing Directors then in office is required instead. Any Director of the Bank or Bancorp so appointed would serve for the remainder of the unexpired term of the class to which such Director was appointed and until such Director's successor shall have been duly elected or qualified or until his or her earlier resignation or removal. When the number of directors is increased, the Board of Directors determines the class or classes to which such number is apportioned.

     Massachusetts Law Regarding Directors. Under Section 50A of Massachusetts General Laws Chapter 156B, a publicly-held Massachusetts corporation which has not opted out of that statute must have a classified board of directors. In general, Section 50A provides that the board of directors of the corporation must be divided into three classes, each of which would contain approximately one-third of the total number of the members of the board of directors. Section 50A provides that each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. The stockholders may remove a director from the board prior to the expiration of his term only for cause, upon the affirmative vote of the holders of a majority of the shares then entitled to vote in an election of directors. Section 50A provides that the number of directors shall be fixed by the board, and that any vacancy occurring on the board, including a vacancy created by an increase in the number of directors or resulting from death, resignation, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office.

     Section 50A does not apply to the Bank by its terms and Massachusetts banking statutes under which the Bank is governed do not contain a similar provision. The Board of Directors of Bancorp has voted to expressly opt out of
Section 50A, and the Board may at any time in the future vote to subject Bancorp to the express provisions of Section 50A. Notwithstanding such action, Bancorp's Articles (like the Bank's Charter) contain provisions substantially similar to that of Section 50A regarding a classified board of directors, as described above.

  Meetings of Stockholders

     The Bank's Charter and By-laws and Bancorp's Articles and By-laws provide that special meetings of the stockholders may be called only by the Chairman of the Board, if one is elected, the President, or by a majority of the Directors then in office; provided, however, that if there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

     Both the Bank's By-laws and Bancorp's By-laws set forth certain advance notice and informational requirements and time limitations on any Director nomination or any new business that a stockholder wishes to propose for consideration at an annual or special meeting of stockholders. Any such nomination or new business must be stated in writing and must generally be filed with the Clerk at least 75 days, but no more than 120 days, before the date of the meeting prior to the anniversary date of the immediately preceding annual meeting. The Board of Directors of the Bank or Bancorp, as the case may be, or the officer presiding at the meeting of the stockholders of Bancorp or the Bank, as the case may be, may reject such nomination or new business proposal not timely made or supported by insufficient information. In addition, the By-laws of the Bank and the By-Laws of Bancorp provide that, if at the time there is an Interested Stockholder, any determination by the Board of Directors with respect to such nomination or new business proposal shall also require the concurrence of a majority of the Continuing Directors then in office.

  Stockholder Vote Required to Approve Mergers and Certain Business Combinations

     Stockholder Vote Required for Mergers. Massachusetts law provides that a vote of 66 2/3% of the shares of each class of stock outstanding and entitled to vote thereon is generally required to authorize a merger or the sale, lease or exchange of all or substantially all of a corporation's property and assets, except that the articles of organization of a Massachusetts corporation may provide for a different percentage vote, but not less than a majority.

     Fair Price Provision. The Bank's Charter and Bancorp's Articles contain a so-called "fair price" provision pursuant to which any Business Combination (as defined in the Bank's Charter and Bancorp's Articles) involving an Interested Stockholder or an affiliate of an Interested Stockholder and the Bank or Bancorp (or any subsidiary), as the case may be, would require approval by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock of the Bank or Bancorp, as the case may be, entitled to vote in the election of directors voting together as a single class. The fair price provision provides that the 80% stockholder vote is not required if the Business Combination is approved by a majority of the Continuing Directors or if certain procedures and price requirements are met.

     Massachusetts Law. Chapter 110F of the Massachusetts General Laws, entitled "Business Combinations with Interested Shareholders" ("Chapter 110F") provides that a Massachusetts corporation with more than 200 stockholders generally may not engage in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the Board of Directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder, or (iii) the business combination is approved by both the Board of Directors and the holders of 66 2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at an annual or special meeting of stockholders. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A "business combination" includes a merger, certain stock or asset sales, and certain other specified transactions resulting in a financial benefit to the interested stockholder.

     Chapter 110F is by its terms applicable to both the Bank and Bancorp. A Massachusetts corporation is permitted to opt out of Chapter 110F, however, neither the Bank nor Bancorp has opted out of Chapter 110F.

  Provisions Relating to Exercise of Business Judgment by Board of Directors

     The Charter of the Bank provides that its Board of Directors, when evaluating any tender, exchange, merger, acquisition or similar offer of another person, must in connection with the exercise of its judgment in determining what is in the best interests of the Bank and its stockholders, give due consideration to all relevant factors including, without limitation, the social and economic effects of acceptance of such an offer on the Bank's present and future account holders, borrowers and employees, on the communities in which the Bank operates or is located, and on the ability of the Bank to fulfill its objectives as a Massachusetts-chartered stock form savings bank under applicable statutes and regulations. The Articles of Bancorp contain a substantially similar provision that states, in addition, that such evaluation shall include an examination of the effect of such a transaction on any subsidiary of Bancorp.

  Control Share Acquisition Statute

     Chapter 110D of the Massachusetts General Laws Chapter 110D, entitled "Regulation of Control Share Acquisitions" ("Chapter 110D") provides that any person who makes a bona fide offer to acquire, or acquires (the "acquiror") shares of stock of a corporation in an amount equal to or greater than one-fifth, one-third or a majority of the voting stock of the corporation (the "thresholds") must obtain the approval of a majority of shares of all stockholders except the acquiror and the officers and inside directors of the corporation in order to vote the shares that the acquiror acquires in crossing the thresholds.

     Chapter 110D does not apply to the Bank by its terms and Massachusetts banking statutes under which the Bank is governed do not contain a similar provision. As permitted under Chapter 110D, Bancorp's By-laws contain a provision opting out of Chapter 110D, making Chapter 110D inapplicable to Bancorp's stockholders. The Board of Directors of Bancorp may amend the By-laws at any time in the future to allow Bancorp to opt into this statute prospectively.

  Indemnification

     The By-laws of the Bank provide that Directors and officers of the Bank shall, and in the discretion of the Board of Directors, non-officer employees may, be indemnified by the Bank against liabilities and expenses arising out of service for or on behalf of the Bank. The By-laws of the Bank provide that such indemnification shall not be provided if it is determined that the action giving rise to the liability was not taken in good faith in the reasonable belief that the action was in the best interests of the Bank. The By-laws of the Bank provide that the indemnification provision in the By-laws does not limit any other right to indemnification existing independently of the By-laws. The By-laws of Bancorp contain a similar indemnification provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to Directors, officers or persons controlling Bancorp pursuant to the foregoing provisions, it is the position of the Securities and Exchange Commission (the "SEC") that such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

  Shareholder Rights Plan

     In connection with the Reorganization, the Bank's Shareholder Rights Plan will be amended so that it will be assumed by Bancorp following the Reorganization. Accordingly, the outstanding Rights (as defined below) issued pursuant to the Shareholder Rights Plan will be assumed by, and deemed to be Rights issued by, Bancorp. The Shareholder Rights Plan, as amended, will be substantially similar to the plan as currently in effect. The purpose of the Shareholder Rights Plan is, among other things, to enable stockholders to receive fair and equal treatment in the event of any proposed acquisition or other business combination transaction involving Bancorp. The Shareholder Rights Plan could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, Bancorp or a large block of Bancorp's common stock. The following summary description of the Shareholder Rights Plan does not purport to be complete and is qualified in its entirety by reference to the Bank's Shareholder Rights Plan, a copy of which is available upon request.

     In connection with the adoption of the Shareholder Rights Plan, the Board of Directors of the Bank declared a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of the Bank's common stock to stockholders of record as of the close of business on October 8, 1993. The Rights currently are not exercisable and are attached to and trade with the outstanding shares of the Bank's common stock. Under the Shareholder Rights Plan, the Rights become exercisable (i) if a person becomes an "acquiring person" by acquiring 15% or more of the outstanding shares of the Bank's common stock, (ii) if a person who owns 10% or more of the Bank's common stock is determined to be an "adverse person" by the Board of Directors, or (iii) if a person commences a tender offer that would result in that person owning 15% or more of the Bank's common stock. In the event that a person becomes an "acquiring person" or is declared an "adverse person" by the Board of Directors, each holder of a Right (other than the acquiring person or the adverse person) would be entitled to acquire such number of shares of the Bank's preferred stock which are convertible into such number of shares of common stock having a value of twice the then-current exercise price of the Right. If the Bank is acquired in a merger or other business combination transaction after any such event, each holder of a Right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company's common stock having a value of twice the exercise price of the Right.

  Amendment of Charter and Articles

     The Bank's Charter and Bancorp's Articles both provide that any amendment thereof must be first approved by a majority of the Board of Directors, and then approved by at least 66 2/3% of the total votes eligible to be cast at a duly constituted meeting (but only a majority of the stockholders in the case of amendments to provisions in the Bank's Charter or Bancorp's Articles, as the case may be, relating to the name, office, powers, and authorized capital stock) except that if at any time within the 60 day period immediately preceding the meeting at which the stockholder vote is to be taken on such amendment there is an Interested Stockholder, such amendment shall also require the vote of at least a majority of the Continuing Directors, prior to approval by the stockholders. Notwithstanding the foregoing, the Bank's Charter and Bancorp's Articles both state that to the extent any provision thereof requires approval by a vote of more than 66 2/3% of the total votes eligible to be cast by stockholders in the election of director, and if, at any time within the 60 day period immediately preceding the meeting at which a stockholder vote is to be taken there is an Interested Stockholder, such provision may only be amended after approval of the same vote required by such provision unless such amendment shall also have been approved by the affirmative vote of not less than a majority of the Continuing Directors then in office, in which case only the vote of 66 2/3% of the total votes eligible to be cast by the stockholders shall be required.

     Under Massachusetts law, certain amendments to a corporation's articles of organization require a vote of a majority of the outstanding shares of each class of stock entitled to vote thereon, while other amendments require a 66 2/3% vote. In either case, the articles of organization may provide for a greater or lesser percentage vote, but not less than a majority. Massachusetts law requires a class vote under certain circumstances when an amendment of the articles of organization will adversely affect the special rights of a class of stock.

  Amendment of By-laws

     The Charter of the Bank and the Articles of Bancorp provide that their respective By-laws may be adopted or amended either by their respective Board of Directors or stockholders. Such action by the Board of Directors of the Bank or Bancorp, as the case may be, shall require the affirmative vote of at least
66 2/3% of the Directors then in office, unless, in the case of both the Bank and Bancorp, at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of at least a majority of the Continuing Directors. Such action by the stockholders of the Bank or Bancorp, as the case may be, shall require (i) approval by the majority of the Board of Directors of the Bank (and, if there is an Interested Stockholder at the time of such action, such action shall also require the affirmative vote of a majority of the Continuing Directors), (ii) unless waived by the majority of the Board of Directors (and, if applicable, the Continuing Directors), the submission by the stockholders of written proposals for amending the By-laws at least 60 days prior to the meeting at which the amendment is to be considered, and (iii) the vote of at least 66 2/3% of the total votes eligible to be cast by stockholders in the election of directors at a duly constituted meeting of stockholders called expressly for such purpose.

EFFECT ON CURRENT MARKET VALUE OF OUTSTANDING BANK STOCK

     Although the Board of Directors does not know of any reason why implementation of the Plan of Reorganization would cause the market value of the stock of Bancorp to be different from the market value of the stock of the Bank immediately prior to consummation of the Reorganization, it is possible that the public trading market could perceive that the stock of Bancorp has a different value from the stock of the Bank. It is not known whether the public trading market will attribute any additional or lesser value to Bancorp Common Stock than it would attribute to Bank Common Stock. On July 28, 1997, the last trading day prior to the day on which the Board of Directors adopted a resolution approving the Plan of Reorganization, the high and low sale prices of Bank Common Stock as quoted on the NASDAQ National Market were $30 3/4 and $30 3/8 per share, respectively.

ANTI-TAKEOVER PROVISIONS

     A number of provisions of the Bank's Charter and By-laws and similarly of Bancorp's Articles and By-laws deal with matters of corporate governance and rights of stockholders. Certain of those provisions discussed above may be deemed to have an "anti-takeover" effect, and may discourage takeover attempts not first approved by the Directors (including takeovers which certain stockholders might deem to be in their interests). Although the Board of Directors of Bancorp is not aware of any effort that might be made to gain control of Bancorp after the Reorganization, the Board of Directors believes that those provisions are appropriate to protect the interests of Bancorp and its stockholders from certain hostile takeovers that the Board of Directors believes would not be in the best interests of Bancorp and all of its stockholders. In addition, the Bank has entered into agreements with certain of its officers which require the Bank to make certain payments to such officers upon the termination of their employment under certain circumstances.

LEGAL INVESTMENTS

     Under the laws of some jurisdictions, shares of Bank Common Stock may be legal investments for certain institutions and fiduciaries, whereas shares of Bancorp Common Stock may not be legal investments for such investors.

REGULATION OF BANCORP AND THE BANK

     The following summaries of statutes and regulations affecting banks and holding companies do not purport to be complete. Such summaries are qualified in their entirety by reference to such statutes and regulations.

     Holding Company Regulation. As a bank holding company, Bancorp would be subject to regulation and supervision by the Federal Reserve Board under the BHC Act. The regulations of the Federal Reserve Board restrict or require prior approval for acquisitions of ownership or control of banks or other companies, restrict transactions between bank holding companies and their affiliates, restrict tying arrangements, limit nonbanking activities of bank holding companies and their subsidiaries, require the filing of annual and periodic reports and give the Federal Reserve Board supervisory authority over various activities of bank holding companies. The Bank is not currently subject to the regulations or authority of the Federal Reserve Board, except as certain of such regulations are made applicable to the Bank by law or regulations of the FDIC.

     Certain Federal and State Restrictions on Acquisition of Stock. Any attempt to acquire control of the Bank, currently, or Bancorp, following completion of the Reorganization, through the purchase of stock would be subject to regulation under Massachusetts law, and the BHC Act or the federal Change in Bank Control Act of 1978, as amended (the "CBCA").

     With respect to acquisitions of Common Stock of the Bank, Massachusetts law prohibits any person from acquiring voting stock of a bank that would result in such person having the power, directly or indirectly, to direct the management or policies of such bank or to vote 25% or more of such stock unless such person has provided the Commissioner with 60 days' prior notice and certain information in connection therewith, and the acquisition has not been disapproved by the Commissioner. An exemption from these requirements is provided for acquiring persons who have complied with substantially similar procedures under the federal law provisions outlined below.

     The Federal Reserve Board's regulations promulgated under the CBCA generally require persons who at any time intend to acquire control of a bank holding company to provide 60 days' prior written notice and certain financial and other information to the Federal Reserve Board. The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of the CBCA exists in situations in which the acquiring party would have voting control of at least 25% of any class of a holding company's voting stock. However, under Federal Reserve Board regulations, control would be presumed to exist where the acquiring party would have voting control of at least 10% of any class of the holding company's voting securities if (i) the holding company has a class of voting securities which is registered under Section 12 of the Exchange Act, or (ii) the acquiring party would be the largest holder of a class of voting shares of the holding company. The statute and underlying regulations authorize the Federal Reserve Board to disapprove the proposed acquisition on certain specified grounds. The FDIC has adopted substantially similar regulations under the CBCA which would apply to the acquisition of control of an FDIC-insured bank such as the Bank.

     Under the BHC Act, prior approval of the Federal Reserve Board is generally required for an acquisition of control of a bank by any "company" defined under the BHCA. Control for purposes of the BHCA would be based on a 25% voting stock test or on the ability of the acquiror otherwise to control the election of a majority of the Board of Directors of the Bank or Bancorp or on the ability of the acquiror to exert controlling influence over the management or policies of the Bank or Bancorp (as set forth in the BHCA). As part of such acquisition, the acquiring company (unless already so registered) would be required to register as a bank holding company under the BHCA. In addition, an existing bank holding company would have to obtain prior approval from the Federal Reserve Board under the BHCA if it sought to acquire in excess of 5% of any class of the voting stock of another bank holding company, such as Bancorp.

     A bank holding company's business activities are generally limited to those activities which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Registration as a bank holding company would generally require divestiture or other termination of other business activities not approved for bank holding companies by the Federal Reserve Board under the foregoing test.

     In addition to the aforementioned state and federal laws governing the acquisition of stock of a bank or a bank holding company, there are various provisions of Massachusetts law which apply to the acquisition of stock of business corporations and banks.

     Bank Regulation. As a Massachusetts-chartered, FDIC-insured savings bank, the Bank is subject to regulation and supervision by the Commissioner and the FDIC. After the Reorganization, the Bank will continue to be subject to such regulation and supervision.

     Massachusetts Law. As a Massachusetts-chartered, stock form savings bank, the Bank now is, and following consummation of the Reorganization will continue to be, subject to regulation and examination by the Commissioner. The Massachusetts statutes and regulations govern, among other things, lending and investment powers, deposit activities, borrowings, maintenance of surplus and reserve accounts, distribution of earnings, and payment of dividends. The Bank is also subject to state regulatory provisions covering such matters as issuance of capital stock, branching, and mergers and acquisitions. Bancorp has been incorporated as a business corporation under Massachusetts law. Thus, Bancorp is subject to regulation by the Secretary of State of Massachusetts and the rights of its stockholders are governed by Massachusetts corporate law.

     Proposed Legislation. From time to time, various types of federal and state legislation have been proposed that could result in additional regulation of, and restrictions on, the business of the Bank or Bancorp It cannot be predicted whether any legislation currently being considered will be adopted or how such legislation or any other legislation that might be enacted in the future would affect the business of the Bank or Bancorp.

     Certain Federal Tax Matters. If the Reorganization is consummated, Bancorp and the Bank intend to file consolidated federal income tax returns, which would have the effect of eliminating inter-company distributions, including dividends, in the computation of consolidated taxable income. Bancorp and the Bank are required to file unconsolidated state income tax returns. Although Bancorp and the Bank plan to file consolidated federal income tax returns, distributions from the Bank to Bancorp would have significant adverse tax consequences to the Bank to the extent that the distributions were deemed to be out of the Bank's bad debt reserve balance as of the close of its last taxable year beginning before January 1, 1988 (which amount otherwise generally is not subject to recapture notwithstanding the repeal in 1996 of the special thrift bad debt reserve tax rules) rather than its current or accumulated earnings and profits. The amount deemed distributed out of the bad debt reserve would increase the Bank's federal taxable income and be subject to federal income tax. However, a dividend distribution will be deemed to be out of the bad debt reserve only if it exceeds the sum of the current and accumulated earnings and profits of the Bank. Some or all of the Bank's accumulated earnings and profits for tax purposes is expected to be transferred to Bancorp by the Bank as part of the Reorganization. The actual amount of the distribution may be adjusted to the extent necessary to avoid any taxable income to the Bank. See "Financial Resources of Bancorp." Bancorp has no present intention of causing the Bank to pay cash dividends that would result in the Bank being required to recognize taxable income.

     Consequences of the Reorganization Under Federal Securities Laws. Upon consummation of the Reorganization, the reporting obligations of the Bank under the Exchange Act, as administered by the FDIC, will be replaced with substantially similar obligations of Bancorp under the Exchange Act, as administered by the SEC. Pursuant to the Exchange Act, Bancorp will file annual, quarterly and periodic reports with the SEC. Bancorp will also be subject to the insider trading requirements of Sections 16(a) and 16(b) of the 1934 Act as administered by the SEC. In connection with the Reorganization, the Bank will deregister the Bank's Common Stock under the Exchange Act.

     Upon consummation of the Reorganization, Bancorp intends to file a Registration Statement on Form S-8 to register the issuance of shares of Bancorp Common Stock under the Stock Option Plans.

     The issuance of Bancorp Common Stock (together with associated preferred stock purchase rights) in connection with the Reorganization is exempt from registration under the Securities Act, as a result of Section 3(a)(12) of the Securities Act. Section 3(a)(12) exempts securities issued in connection with the acquisition of a bank by a newly formed holding company from the registration requirements of the Securities Act. In order to qualify for the exemption (i) the acquisition must occur solely as part of a reorganization in which security holders exchange their shares of the bank for shares of a newly formed holding company with no significant assets other than securities of the bank and its existing subsidiaries, (ii) the security holders must receive the same proportional share interests in the holding company as they held in the bank (except for changes resulting from elimination of fractional interests and the exercise of dissenters' rights), (iii) the rights and interests of security holders in the holding company must be substantially the same as those in the bank prior to the transaction, other than as required by law, and (iv) the assets and liabilities of the holding company on a consolidated basis must be substantially the same assets and liabilities as the bank prior to the transaction.

     The exemption under Section 3(a)(12) would not apply to future issuances of Bancorp Common Stock. Such future issuances would be subject to the registration requirements of the Securities Act, unless another exemption under the Securities Act were available. In addition, the Section 3(a)(12) exemption does not cover the resale of any of Bancorp Common Stock issued in connection with the Reorganization. Bancorp

Common Stock received by persons who are not deemed to be "affiliates" (as such term is defined under the Securities Act) of the Bank or Bancorp may be resold without registration. Shares of Bancorp Common Stock received by persons who are deemed to be "affiliates" of the Bank or Bancorp in connection with the Reorganization will be subject to the resale restrictions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act in the case of such persons who become affiliates of Bancorp), which are substantially the same as the restrictions of Rule 144. Persons who may be deemed to be "affiliates" of the Bank or Bancorp generally include individuals or entities that at the time the Plan of Reorganization is submitted for a vote of the stockholders of the Bank control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal stockholders of such party.

     Under the terms of the proposed Reorganization whereby the Bank will become a subsidiary of Bancorp, the Stock Option Plans will be continued as and become the stock option plans of Bancorp if the Reorganization is approved at the Special Meeting and consummated. Stock options with respect to shares of Bank Common Stock granted under the Stock Option Plans and outstanding prior to consummation of the Reorganization will automatically become options to purchase the same number of shares of Bancorp Common Stock following the Reorganization, upon identical terms and conditions and for an identical price, and Bancorp will assume all of the Bank's obligations with respect to such outstanding options. If the Plan of Reorganization is not approved by the stockholders of the Bank, then the Stock Option Plans will continue to be the stock option plans of the Bank.

RELATED PARTY TRANSACTIONS

     Certain Directors and officers of the Bank and members of their immediate families are at present, as in the past, customers of the Bank and have transactions with the Bank in the ordinary course of business. In addition, certain of the Directors are at present, as in the past, also directors, officers or shareholders of corporations or members of partnerships which are customers of the Bank and which have transactions with the Bank in the ordinary course of business. Such transactions with Directors and officers of the Bank and with such corporations and partnership are on terms comparable to those charged to other customers of the Bank. Included in such transactions are loans to Directors and officers and their associates which were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and which did not involve more than the normal risk of collectability or present other features unfavorable to the Bank.

EMPLOYMENT CONTRACT, SPECIAL TERMINATION AGREEMENTS

     The present employment agreement between the Chairman, President and Chief Executive Officer of the Bank, which provides for a specified minimum annual compensation and the continuation of benefits currently received, will be amended to include Bancorp as a party. Such employment may be terminated for cause, as defined, without incurring any continuing obligations. Similarly, amended special termination agreements with the President and Chief Executive Officer and certain senior executives currently in place with the Bank will be further amended to include Bancorp as a party. The amended special termination agreements generally provide for certain lump-sum severance payments within a three-year period following a "change in control," as defined therein.

                          RECOMMENDATION OF DIRECTORS

     The Plan of Reorganization has been unanimously approved by the Board of Directors of the Bank and Bancorp. THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST 66 2/3% OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK ELIGIBLE TO BE CAST BY STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON THE RECORD DATE WILL BE REQUIRED TO APPROVE THE PLAN OF REORGANIZATION AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD OF DIRECTORS OF THE BANK BELIEVES THAT THE PLAN OF REORGANIZATION IS IN THE BEST INTERESTS OF THE BANK AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE BANK VOTE FOR APPROVAL OF THE PLAN OF REORGANIZATION AND EACH OF THE TRANSACTIONS CONTEMPLATED THEREBY.

                                  ACCOUNTANTS

     The firm of Wolf & Company, P.C. served as the Bank's independent public accountants for the year ended December 31, 1996 and is expected to serve as the Bank's independent public accountants for 1997. Representatives of Wolf & Company, P.C. are expected to be present at the Special Meeting to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders of Bancorp (or the Bank in the event the Reorganization does not occur) must be filed with the Clerk of Bancorp or the Bank, as the case may be, at least 75 days, but not more than 120 days, prior to the 1998 Annual Meeting of Stockholders, in the case of Bancorp, or the anniversary date of the prior meeting, in the case of the Bank, and no other nominations or proposals by stockholders shall be acted upon at the meeting; provided, however, in the case of the Bank, that if the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, notice by the stockholder must be so delivered or received no later than the close of business on the 75th day prior to the scheduled date of the Annual Meeting or the 15th day following the day on which public disclosure of the date of such meeting is first made by the Bank. Any such proposal should be mailed to: Clerk, Medford Savings Bank or Clerk, Medford Bancorp, Inc., as the case may be, 29 High Street, Medford, Massachusetts 02155.

                                 OTHER MATTERS

     At the time of the preparation of this proxy material, the Board of Directors of the Bank does not know of any other matter to be presented for action at the Annual Meeting. If any other matters should come before the meeting, proxy holders have discretionary authority to vote their shares according to their best judgment.

     The cost of soliciting proxies will be borne by the Bank. In addition to solicitation by mail, officers and regular employees of the Bank, who will receive no compensation for their services other than their salaries, may solicit proxies personally, by telephone or by telegraph. Brokerage houses, nominees, fiduciaries, and other custodians are requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their expenses. The Bank also intends to employ the services of Corporate Investors Communications ("CIC") to solicit proxies. It is estimated that CIC will receive approximately $4,300, plus reimbursement of certain out-of-pocket expenses, for its service in connection with such solicitation of proxies.

                                                                       EXHIBIT A

                     PLAN OF REORGANIZATION AND ACQUISITION

                     PURSUANT TO SECTION 26B OF CHAPTER 172
                      OF THE GENERAL LAWS OF MASSACHUSETTS

     This Plan of Reorganization and Acquisition (the "Plan") is dated as of July 29, 1997, and made between Medford Savings Bank, a Massachusetts guaranty (stock) savings bank (the "Bank"), and Medford Bancorp, Inc., a Massachusetts corporation ("Bancorp").

     The Bank is a stock savings bank, duly organized and validly existing under the laws of the Commonwealth of Massachusetts, with its principal office at 29 High Street, Medford, Massachusetts 02155. As of the date hereof, the authorized capital stock of the Bank consists of (1) 15,000,000 shares of common stock, par value $0.05 per share (the "Bank Common Stock"), of which 4,541,148 shares are issued and outstanding, 200,000 shares are reserved for issuance under the Bank's 1993 Stock Option Plan (as the same may be renamed from time to time), and, 736,000 shares are reserved for issuance under the Bank's 1986 Stock Option Plan (the 1993 Stock Option Plan and the 1986 Stock Option Plan are collectively referred to herein as the "Stock Option Plans"), and (2) 5,000,000 shares of preferred stock, par value $0.50 per share, none of which shares are issued and outstanding.

     Bancorp is a corporation, duly organized and validly existing under the laws of the Commonwealth of Massachusetts, with its principal office at 29 High Street Medford, Massachusetts 02155. The articles of organization of Bancorp at the Effective Time (as defined herein) will provide for authorized capital stock consisting of 15,000,000 shares of common stock, par value $0.50 per share (the "Bancorp Common Stock"), and 5,000,000 shares of preferred stock, par value $0.50 per share. As of the date hereof, there are 100 shares of Bancorp Common Stock issued and outstanding, all of which are held by the Bank.

     The Bank and Bancorp have agreed that Bancorp will acquire all of the issued and outstanding shares of Bank Common Stock (together with associated preferred stock purchase rights) in exchange for shares of Bancorp Common stock (together with associated preferred stock purchase rights) pursuant to the provisions of Section 26B of Chapter 172 of the General Laws of Massachusetts and of this Plan. The Plan has been adopted and approved by a vote of a majority of all the members of the Board of Directors of the Bank, and by a vote of a majority of all the members of the Board of Directors of Bancorp. The officers of the Bank and of Bancorp whose respective signatures appear below have been duly authorized to execute and deliver this Plan.

     Now, THEREFORE, in consideration of these premises, the Bank and Bancorp agree as follows:

SECTION 1 - APPROVAL AND FILING OF PLAN

     1.1 The Plan shall be submitted for approval by the holders of Bank Common Stock at a meeting to be called and held in accordance with the applicable provisions of law. Notice of such meeting shall be published at least once a week for two successive weeks in a newspaper of general circulation in the County of Suffolk, Commonwealth of Massachusetts. Both of said publications shall be at least fifteen days prior to the date of the meeting.

     1.2 Upon approval of the Plan by the affirmative vote of the holders of 66 2/3% of the outstanding shares of Bank Common Stock as required by law, the Bank and Bancorp shall submit the Plan to the Commissioner of Banks of the Commonwealth of Massachusetts (the "Bank Commissioner") for his approval and filing in accordance with the provisions of Section 26B of Chapter 172 of the General Laws of Massachusetts. The Plan shall be accompanied by such certificates of the respective officers of the Bank and Bancorp as may be required by law and a written request from the Bank that the Plan not be filed by the Bank Commissioner until such future time as the Bank Commissioner shall have received from the Bank and Bancorp the written notice described in Subsection 2.1.

     1.3 If the requisite approval of the Plan is obtained at the meeting of holders of Bank Common Stock referred to in Subsection 1.1, thereafter and until the Effective Time, as hereinafter defined, the Bank shall issue certificates for Bank Common Stock, whether upon transfer or otherwise, only if such certificates bear a legend indicating that the Plan has been approved and that shares of Bank Common Stock evidenced by such certificates are subject to acquisition by Bancorp pursuant to the Plan.

SECTION 2 - DEFINITION OF EFFECTIVE TIME

     2.1 The Plan shall become effective at 12:01 A.M. on the first business day following the date on which the Bank and Bancorp advise the Bank Commissioner in writing (i) that all the conditions precedent to the Plan becoming effective specified in Section 5 have been satisfied and (ii) that the Plan has not been abandoned by the Bank or Bancorp in accordance with the provisions of Section 6, or at such other date and time as is specified in such written notice to the Bank Commissioner. Such time is hereafter called the "Effective Time."

SECTION 3 - ACTIONS AT THE EFFECTIVE TIME

     3.1 At the Effective Time, Bancorp shall, without any further action on its part or on the part of the holders of Bank Common Stock, automatically and by operation of law acquire and become the owner for all purposes of all the then issued and outstanding shares of Bank Common Stock (together with associated preferred stock purchase rights) and shall be entitled to have issued to it by the Bank a certificate or certificates representing such shares. Thereafter, Bancorp shall have full and exclusive power to vote such shares of Bank Common Stock, to receive dividends thereon and to exercise all rights of an owner thereof.

     3.2. At the Effective Time, the shares of Bancorp Common Stock which are outstanding immediately prior to the Effective Time shall be canceled.

     3.3. At the Effective Time, the holders of the then issued and outstanding shares of Bank Common Stock (together with associated preferred stock purchase rights) shall, without any further action on their part or on the part of Bancorp, automatically and by operation of law cease to own such shares and shall instead become owners of one share of Bancorp Common Stock (together with associated preferred stock purchase rights) for each share of Bank Common Stock held by them immediately prior to the Effective Time. Thereafter, such persons shall have full and exclusive power to vote such shares of Bancorp Common Stock, to receive dividends thereon, except as otherwise provided herein, and to exercise all rights of an owner thereof.

     3.4. At the Effective Time, all previously issued and outstanding certificates representing shares of Bank Common Stock (the "Old Certificates") shall automatically and by operation of law cease to represent shares of Bank Common Stock or any interest therein and each Old Certificate shall instead represent the ownership by the holder thereof of an equal number of shares of Bancorp Common Stock. No holder of an Old Certificate shall be entitled to vote the shares of Bank Common Stock formerly represented by such certificate, or to receive dividends thereon, or to exercise any other rights of ownership in respect thereof.

     3.5. Notwithstanding any of the foregoing, any Dissenting Stockholder, as defined in Subsection 8.1, shall have such rights as are provided by Subsection
8.2 and by the laws of the Commonwealth of Massachusetts.

SECTION 4 - ACTIONS AFTER THE EFFECTIVE TIME

     As soon as practicable and in any event not more than thirty days after the Effective Time:

     4.1. Bancorp shall deliver to the transfer agent for the Bank and Bancorp (the "Transfer Agent"), as agent for the then holders of the Old Certificates (other than Old Certificates representing shares of Bank Common Stock as to which dissenters' appraisal rights shall have been exercised), a certificate or certificates for the aggregate number of shares of Bancorp Common Stock (the "New Certificates"), to which said holders shall be entitled. Each such holder may surrender his Old Certificate to the Transfer Agent and receive in exchange therefor a New Certificate for an equal number of shares of Bancorp Common Stock. However, holders of Old Certificates need not surrender Old Certificates to the transfer Agent in exchange for a New Certificate. The Transfer Agent shall treat Old Certificates as representing for all purposes an equal number of shares of Bancorp Common Stock.

     4.2. Bancorp may publish a notice to the holders of all Old Certificates, specifying the Effective Time of the Plan and notifying such holders that they may present their Old Certificates to the Transfer Agent for exchange for a New Certificate representing an equal number of shares of Bancorp Common Stock. Such notice may likewise be given by mail to such holders at their addresses on the Bank's records.

SECTION 5--CONDITIONS PRECEDENT

     The Plan and the acquisition provided for herein shall not become effective unless all of the following first shall have occurred:

     5.1 The Plan shall have been approved by the affirmative vote of the holders of two-thirds of the outstanding Bank Common Stock at a meeting of such stockholders called for such purpose.

     5.2 The Plan shall have been approved by the Bank Commissioner and a copy of the Plan with his approval endorsed thereon shall have been filed in his office, all as provided in Section 26B of Chapter 172 of the General Laws of Massachusetts.

     5.3 Any approval, consent, or waiver required by the Board of Governors of the Federal Reserve System shall have been received, and any waiting period imposed by applicable law shall have expired.

     5.4 The Bank shall have received a favorable opinion from its counsel, satisfactory in form and substance to the Bank, with respect to the federal income tax consequences of the Plan and the acquisition contemplated thereby.

     5.5 The shares of Bancorp Common Stock (together with associated preferred stock purchase rights) to be issued to the holders of Bank Common Stock pursuant to the Plan shall have been registered or qualified for such issuance to the extent required under all applicable state securities laws.

     5.6 The Bank and Bancorp shall have obtained all other consents, permissions and approvals and taken all actions required by law or agreement, or deemed necessary by the Bank or Bancorp, prior to the consummation of the acquisition provided for by the Plan and to Bancorp's having and exercising all rights of ownership with respect to all of the outstanding shares of Bank Common Stock acquired by it thereunder.


SECTION 6--ABANDONMENT OF PLAN

     6.1 The Plan may be abandoned by either the Bank or Bancorp at any time before the Effective Time in the event that:

          (a) Necessary regulatory approvals cannot be obtained, or the conditions or obligations associated with such regulatory approvals make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of Bank or Bancorp;

          (b) The number of shares of Bank Common Stock owned by Dissenting Stockholders, as defined in Subsection 8.1, shall make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of the Bank or Bancorp;

          (c) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan which shall make consummation of the acquisition contemplated by the Plan inadvisable in the opinion of the Bank or Bancorp; or

          (d) For any other reason consummation of the acquisition contemplated by the Plan is inadvisable in the opinion of the Bank or Bancorp.

     Such abandonment shall be effected by written notice by either the Bank or Bancorp to the other of them, and shall be authorized or approved by the Board of Directors of the party giving such notice. Upon the giving of such notice, the Plan shall be terminated and there shall be no liability hereunder or on account of such on the part of the Bank or Bancorp or the Directors, officers, employees, agents or stockholders of either of them. In the event of abandonment of the Plan, the Bank shall pay the fees and expenses incurred by itself and Bancorp in connection with the Plan and the proposed acquisition. If either party hereto gives written notice of termination to the other party pursuant to this section, the party giving such written notice shall simultaneously furnish a copy thereof to the Bank Commissioner.

SECTION 7 -- AMENDMENT OF PLAN

     7.1. The Plan may be amended or modified at any time by mutual agreement of the Boards of Directors of Bancorp and the Bank (i) prior to its approval by the stockholders of the Bank, in any respect, and (ii) subsequent to such approval, in any respect, provided that the Bank Commissioner shall approve of such amendment or modification.

SECTION 8 -- RIGHTS OF DISSENTING STOCKHOLDERS

     8.1. "Dissenting Stockholders" shall mean those holders of Bank Common Stock who file with the Bank before the taking of the vote on the Plan, written objection to the Plan, pursuant to Section 86 of Chapter 156B of the General Laws of Massachusetts, stating that they intend to demand payment for their shares of Bank Common Stock if the Plan is consummated and whose shares are not voted in favor of the Plan.

     8.2. Dissenting Stockholders who comply with the provisions of Sections 86 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts and all other applicable provisions of law shall be entitled to receive from the Bank payment of the fair value of their shares of Bank Common Stock upon surrender by such holders of the certificates which previously represented shares of Bank Common Stock. Certificates so obtained by the Bank, upon payment of the fair value of such shares as provided by law, shall be canceled. Shares of Bancorp Common Stock, to which Dissenting Stockholders would have been entitled had they not dissented, shall be deemed to constitute authorized but unissued shares of Bancorp Common Stock and may be sold or otherwise disposed of by Bancorp at the discretion of, and on such terms as may be fixed by, its Board of Directors.

SECTION 9 -- STOCK OPTIONS

     By voting in favor of the Plan and by consummation of the acquisition contemplated by the Plan, Bancorp shall have approved adoption by Bancorp of the Stock Option Plans of the Bank as the Stock Option Plans of Bancorp and shall have agreed to issue Bancorp Common Stock in lieu of Bank Common Stock pursuant to stock options then outstanding under the Stock Option Plans. As of the Effective Time, the unexercised portion of the options outstanding under the existing Stock Option Plans shall be assumed by Bancorp and thereafter shall be exercisable only for shares of Bancorp Common Stock, with each such option being exercisable for a number of shares of Bancorp Common Stock equal to the number of shares of Bank Common Stock that were available thereunder immediately prior to the Effective Time, and with no change in the exercise price or any other term or condition of such option. Bancorp and the Bank shall make appropriate amendments to the Stock Option Plans to reflect the adoption of such plans as the Stock Option Plans of Bancorp without adverse effect upon the options outstanding under the Stock Option Plans.

SECTION 10 -- GOVERNING LAW

     The Plan shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

SECTION 11 -- COUNTERPARTS

     The Plan may be executed in several identical counterparts, each of which when executed and delivered by the parties hereto shall be an original, but all of which together shall constitute a single instrument. In making proof of the Plan, it shall not be necessary to produce or account for more than one such counterpart.

                                        MEDFORD SAVINGS BANK

                                        By: /s/ Arthur H. Meehan
                                            ---------------------------------
                                            Arthur H. Meehan
                                            Chairman, President and Chief
                                            Executive Officer


ATTEST:

/s/ Eugene R. Murray
--------------------------------------
Eugene R. Murray
Clerk

                                        MEDFORD BANCORP, INC.

                                        By: /s/ Arthur H. Meehan
                                            ---------------------------------
                                            Arthur H. Meehan
                                            Chairman, President and Chief
                                            Executive Officer

ATTEST:

/s/ Eugene R. Murray
--------------------------------------
Eugene R. Murray
Clerk

                                                                       EXHIBIT B


                 PROVISIONS OF THE GENERAL LAW OF MASSACHUSETTS
                 RELATING TO RIGHTS OF DISSENTING STOCKHOLDERS

                   (Sections 86 to 98 of Chapter 156B of the
                         General Laws of Massachusetts)



     SECTION 86. Sections Applicable To Appraisal; Prerequisites. If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

     SECTION 87. Statement Of Rights Of Objecting Stockholder In Notice of Meeting; Form. The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

     "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 88 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts."

     SECTION 88. Notice Of Effectiveness Of Action Objected To. The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

     SECTION 89. Demand For Payment; Time For Payment. If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

     SECTION 90. Demand For Determination of Value; Bill In Equity; Venue. If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

     SECTION 91. Parties To Suit To Determine Value; Service. If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

     SECTION 92. Decree Determining Value And Ordering Payments; Valuation Date. After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

     SECTION 93. Reference to Special Master. The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

     SECTION 94. Notation On Stock Certificates Of Pendency Of Bill. On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

     SECTION 95. Costs; Interest. The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

     SECTION 96. Dividends And Voting Rights After Demand For Payment. Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2)  A bill, if filed, shall be dismissed as to such stockholder; or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

     Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

     SECTION 97. Status Of Shares Paid For. The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

     SECTION 98. Exclusive Remedy; Exception. The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                   EXHIBIT C


                       THE COMMONWEALTH OF MASSACHUSETTS
---------
Examiner                    William Francis Galvin
                        Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512


                            ARTICLES OF ORGANIZATION
                          (General Laws, Chapter 156B)

---------
Name
Approved

                                   ARTICLE I
                     The exact name of the corporation is:

                             Medford Bancorp, Inc.


                                   ARTICLE II
                  The purpose of the corporation is to engage
                     in the following business activities:

            See attached Addendum A to the Articles of Organization.






C    / /  Note: If the space provided under any article or item on this form is
P    / /  insufficient, additions shall be set forth on one side only of
M    / /  separate 8 1/2 x 11 sheets of paper with a left margin of at least 1
R.A. / / inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

----------
P.C.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.

      WITHOUT PAR VALUE                          WITH PAR VALUE
-------------------------------    --------------------------------------------
TYPE           NUMBER OF SHARES    TYPE           NUMBER OF SHARES    PAR VALUE
----           ----------------    ----           ----------------    ---------
Common:        0                   Common:        15,000,000          $.50
-------------------------------------------------------------------------------
Preferred:     0                   Preferred:      5,000,000          $.50
-------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

            See attached Addendum B to the Articles of Organization.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

                                   ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

            See attached Addendum C to the Articles of Organization.

**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ADDENDUM A
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                       OF
                             MEDFORD BANCORP, INC.



ARTICLE II

A. To acquire, invest in or hold stock in any subsidiary permitted under (i) the Bank Holding Company Act of 1956, and (ii) Massachusetts General Laws, Chapter 167A, as such statutes may be amended from time to time, and to engage in any other activity or enterprise permitted to a bank holding company under said statutes or other applicable law.

B. To buy, sell, invest in, hold and deal in property of every nature and description, real and personal, tangible and intangible permissible for such a corporation.

C. To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraphs.

                                   ADDENDUM B
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                       OF
                             MEDFORD BANCORP, INC.


     ARTICLE IV. Capital Stock.

     The total number of shares of all classes of capital stock which Medford Bancorp, Inc. ("Bancorp") is authorized to issue is 20,000,000 shares, of which 15,000,000 shares shall be common stock, $.50 par value per share, and 5,000,000 shares shall be preferred stock, $.50 par value per share. The shares may be issued by Bancorp from time to time by a vote of its Board of Directors without the approval of its stockholders. Upon payment of lawful consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of Bancorp which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series of Bancorp's capital stock and a statement of the designations and the relative rights, preferences and limitation of the shares of each class and series of capital stock are as follows:

     A. Common Stock. Except as provided by law or in this Article IV (or in any supplemental sections hereto or in any certificate of establishment of any series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting rights in the election of Directors.

     If there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of a sinking fund or a retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

     In the event of any liquidation, dissolution or winding up of Bancorp, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up of Bancorp the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate in whole or in part therewith as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of Bancorp, to receive the remaining assets of Bancorp available for distribution, in cash or in kind, in proportion to their holdings.

     B. Preferred Stock. The Board of Directors of Bancorp is authorized by vote or votes, from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations, and restrictions thereof, including, but not limited to, determination of one or more of the following:

          (1) The distinctive serial designation and the number of shares constituting such series;

          (2) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

          (3)  The voting powers, if any, of shares of such series;

          (4) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (5) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of Bancorp;

          (6) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemable or purchased through the application of such fund;

          (7) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of Bancorp, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (8) The price or other consideration for which the shares of such series shall be issued; and

          (9) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock.

     Unless otherwise provided by law, any such vote shall become effective when Bancorp files with the Secretary of State of the Commonwealth of Massachusetts a certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk, Assistant Clerk, Secretary or Assistant Secretary of Bancorp, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

                                   ADDENDUM C
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                       OF
                             MEDFORD BANCORP, INC.


     ARTICLE VI(A). Certain Business Combinations.

SECTION 1.  Vote Required for Certain Business Combinations.

     A. Required Vote for Certain Business Combinations. In addition to any affirmative vote required by the Massachusetts General Laws or by these Articles of Organization, and except as otherwise expressly provided in Section 2 of this Article VI(A):

          (1) any merger or consolidation of Bancorp or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder;

          (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of Bancorp or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more;

          (3) the issuance or transfer by Bancorp or any Subsidiary (in one transaction or a series of transactions) or any securities of Bancorp or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more;

          (4) the adoption of any plan or proposal for the liquidation or dissolution of Bancorp proposed by or on behalf of any Interested Stockholder of any Affiliate of any Interested Stockholder; or

          (5) any reclassification of securities (including any reverse stock split), any recapitalization of Bancorp, any merger or consolidation of Bancorp with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of equity or convertible securities of Bancorp or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require (subject to Section 2 or this Article VI(A)) the affirmative vote of the holders of at least eighty percent of the voting power of the then outstanding shares of capital stock of Bancorp entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law.

     B. Definition of "Business Combination." The term "Business Combination" as used in this Article VI(A) shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of Paragraph A of this Section 1.

SECTION 2. When Higher Vote is Not Required.

     The provisions of Section 1 of this Article VI(A) shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Organization, if all of the conditions specified in either of the following Paragraphs A or B are met:

     A. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors then in office (as hereinafter defined); or

     B. Price and Procedure Requirements. All of the following conditions shall have been met:

           (1) The aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation
Date") of any consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

                    (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Stockholder for any shares of common stock acquired by it (i) within the two-year period immediately prior to and including the first public announcement of the proposed Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                    (b) the highest Fair Market Value per share of common stock on any date during the one-year period prior to and including the Announcement Date; and

                    (c) (if applicable) the price per share equal to the product of (i) the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such later date is referred to in this Article VI(A) as the "Determination Date"), whichever is higher, multiplied by (ii) the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interest Stockholder for any shares of common stock acquired by it within the two-year period immediately prior to and including the Announcement Date to (y) the Fair Market Value per share of common stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of common stock.

          (2) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this Paragraph B(2) shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                 (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to and including the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                 (b) (if applicable) the highest preferential amount per share which the holders of shares of such class of Voting Stock are entitled to receive from Bancorp in the event of any voluntary or involuntary liquidation, dissolution or winding up of Bancorp;

                 (c) the highest Fair Market Value per share of such class of
               Voting Stock on any date during the one-year period prior to and including the Announcement Date; and

                 (d) (if applicable) the price per share equal to the product of
               (i) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, multiplied by (ii) the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to and including the Announcement Date to (y) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

     (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including common stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

     (4) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of any such Business Combination:

               (a) there shall have been (i) no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series having a preference over the common stock of Bancorp as to dividends or upon liquidation, except as approved by a majority of the Continuing Directors; (ii) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Continuing Directors; and
          (iii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure to so increase such annual rate is approved by a majority of the Continuing Directors; and

               (b) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder's becoming an Interested Stockholder.

     (5) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by Bancorp, whether in anticipation of or in connection with such Business Combination or otherwise, unless such transaction shall have been approved or ratified by a majority of the Continuing Directors after such person shall have become an Interested Stockholder.

          (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of Bancorp at least twenty days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

SECTION 3. Certain Definitions.

     For the purpose of these Articles of Organization:

     A. A "person" shall mean an individual, a group acting in concert, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization and any similar association or entity.

     B. "Interested Stockholder" shall mean any person (other than Bancorp or any Subsidiary) who or which:

          (1) is the beneficial owner, directly or indirectly, of more than ten percent of the voting power of the then outstanding shares of Voting Stock;

          (2) is an Affiliate of Bancorp and at any time within the two-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of ten percent of more of the voting power of the then outstanding shares of Voting Stock; or

          (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to and including the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 and such assignment or succession was not approved by a majority of the Continuing Directors.

     C. A person shall be a "beneficial owner" of any shares of Voting Stock:

          (1) which such person or any of its Affiliates or Associates, directly or indirectly, has or shares with respect to the Voting Stock (a) the right to acquire or direct the acquisition of (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both), pursuant to any agreement, arrangement or understanding or upon the exercise of any conversion rights, warrants, or options or otherwise; (b) the right to vote, or direct the voting of, pursuant to any agreement, arrangement or understanding or otherwise; or
     (c) the right to dispose of or transfer or direct the disposition or transfer of, pursuant to any agreement, arrangement, understanding or otherwise; or

          (2) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     D. For the purpose of determining whether a person is an Interested Stockholder pursuant to Paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of Paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

     E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

     F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by Bancorp; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by Bancorp.

     G. "Continuing Director" means any member of the Board of Directors of Bancorp (the "Board") who is not an Affiliate or Associate of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate of the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     H. "Fair Market Value" means:

          (1) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least a majority of the Continuing Directors of the Board in good faith; and

          (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least a majority of the Continuing Directors of the Board in good faith.

     I. "Group Acting in Concert" shall mean persons seeking to combine or pool their voting or other interests in the securities of Bancorp for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written, oral or otherwise, or any "group of persons" as defined under Section 13(d) of the Securities Exchange Act of 1934. When persons act together for any such purpose, their group is deemed to have acquired their stock.

     J. In the event of any Business Combination in which Bancorp survives, the phrase "other consideration to be received" as used in Paragraphs B(1) and (2) of Section 2 of this Article VI(A) shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

SECTION 4. Powers of the Board of Directors.

     A majority of the Directors of Bancorp (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) shall have the power to determine for the purposes of this Article VI(A), on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number or percentage of any class of securities beneficially owned by any person, (C) whether a person is an Affiliate or Associate of or is affiliated or associated with another, (D) whether the requirements of Section 2 of this Article VI(A) have been met with respect to any Business Combination, (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by Bancorp or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more and (F) any other matters of interpretation arising under this Article VI(A). The good faith determination of a majority of the Directors (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) on such matters shall be conclusive and binding for all purposes of this Article VI(A).

SECTION 5. No Effect on Fiduciary Obligations of Interested Stockholders.

     Nothing contained in this Article VI(A) shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     ARTICLE VI(B). Standards for Board of Directors' Evaluation of Offers.

     The Board of Directors of Bancorp, when evaluating any offer of another person (as defined in Article VI(A) hereof) to (A) make a tender or exchange offer for any equity security of Bancorp or any Subsidiary (as defined in Article VI(A) hereof), (B) merge or consolidate Bancorp or any Subsidiary with another institution or (C) purchase or otherwise acquire all or substantially all of the properties and assets of Bancorp or any Subsidiary, shall, in connection with the exercise of its judgment in determining what is in the best interests of Bancorp and its stockholders, give due consideration to all relevant factors including, without limitation, the social and economic effects of acceptance of such offer on Bancorp's and/or any Subsidiaries' present and future account holders, borrowers and employees; on the communities in which Bancorp or any Subsidiary operates or is located; and on the ability of Bancorp and its Subsidiaries to fulfill their objectives under applicable statutes and regulations.

     ARTICLE VI(C). Pre-emptive Rights.

     Holders of the capital stock of Bancorp shall not be entitled to preemptive rights with respect to any shares of the capital stock of Bancorp which may be issued.

     ARTICLE VI(D). Directors.

     Bancorp shall be under the direction of a Board of Directors. The number of Directors shall not be fewer nor more than permitted by law. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually.

     Any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, by an affirmative vote of not less than (i) 80% of the total votes eligible to be cast by stockholders in the election of directors at a duly constituted meeting of stockholders called expressly for such purpose, or (ii) 66 2/3% of the members of the Board of Directors then in office, unless at the time of such removal there shall be an Interested Stockholder, in which case the affirmative vote of not less than a majority of the Continuing Directors then in office shall instead be required for removal by vote of the Board of Directors. At least thirty days prior to such meeting of stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting.

     ARTICLE VI(E). Transactions with Interested Persons.

SECTION 1. Unless entered into in bad faith or in violation of any provision of these Articles of Organization, no contract or transaction by Bancorp shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

SECTION 2. For the purposes of this Article VI(E), "Interested Person" means any person or organization in any way interested in Bancorp whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such person or organization of Bancorp is in any way interested.

SECTION 3. Unless such contract or transaction was entered into in bad faith or in violation of any provision of these Articles of Organization, no Interested Person, because of such interest, shall be liable to Bancorp or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

SECTION 4. The provisions of this Article VI(E) shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of Bancorp at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

     ARTICLE VI(F). Acting as a Partner.

     Bancorp may be a partner in any business enterprise which it would have power to conduct by itself.

     ARTICLE VI(G). Stockholders' Meetings.

     Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

     ARTICLE VI(H). Call of Special Meetings.

     Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, if one is elected, the President or by the affirmative vote of a majority of the Directors then in office; provided, however, that if there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

     ARTICLE VI(I). Amendment of By-Laws.

     The By-Laws of Bancorp may be adopted, altered, amended, changed or repealed by the Board of Directors or the stockholders of Bancorp. Such action by the Board of Directors shall require the affirmative vote of at least 66-2/3% of the Directors then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall in addition require the affirmative vote of at least a majority of the Continuing Directors then in office, at such a meeting. Such action by the stockholders shall require (i) approval by the affirmative vote of a majority of the Board of Directors of Bancorp then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall in addition require the affirmative vote of at least a majority of the Continuing Directors then in office, at such meeting, (ii) unless waived by the affirmative vote of the Board of Directors (and, if applicable, Continuing Directors) specified in the preceding sentence, the submission by the stockholders of written proposals for adopting, altering, amending, changing or repealing the By-Laws at least sixty days prior to the meeting at which they are to be considered and (iii) the affirmative vote of at least 66 2/3% of the total votes eligible to be cast by stockholders in the election of directors at a duly constituted meeting of stockholders called expressly for such purpose.

     ARTICLE VI(J). Amendment of Articles of Organization. No amendment, addition, alteration, change or repeal of these Articles of Organization shall be made, unless the same is first approved by the affirmative vote of a majority of the Board of Directors of Bancorp then in office, and thereafter approved by the stockholders by not less than 66 2/3% of the total votes eligible to be cast at a duly constituted meeting, or, in the case of Articles I, II and VIII and the first sentence of Article IV as set forth in Addendum B to these Articles of Organization, by not less than a majority of the total votes eligible to be cast at a duly constituted meeting; provided, however, that if, at any time within the sixty day period immediately preceding the meeting at which the stockholder vote is to be taken, there is an Interested Stockholder, such amendment, addition, alteration, change or repeal shall also require the affirmative vote of not less than a majority of the Continuing Directors then in office, prior to approval by the stockholders. Notwithstanding the foregoing, to the extent that any provision of these Articles of Organization stipulates stockholder approval by a vote of more than 66 2/3% of the total votes eligible to be cast by stockholders in the election of directors, and if, at any time within the sixty day period immediately preceding the meeting at which the stockholder vote is to be taken there is an Interested Stockholder, such provision may only be amended, altered, changed or repealed after approval by the same vote required by such provision, unless such amendment, alteration or repeal shall also have been approved by the affirmative vote of not less than a majority of the Continuing Directors then in office, in which case only the vote of 66 2/3% of the total votes eligible to be cast by the stockholders shall be required. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal or as the Secretary of State may specify.

                                   ADDENDUM D
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                       OF
                             MEDFORD BANCORP, INC.


ARTICLE VIII(B)

The name, residential address and post office address of each director and officer of the corporation is as follows:



            NAME                   RESIDENTIAL ADDRESS      POST OFFICE ADDRESS

President:  Arthur H. Meehan       5 Fox Run Road           29 High Street
                                   Dover, MA 02030          Medford, MA 02155

Treasurer:  Phillip W. Wong        8 Kelly Street           29 High Street
                                   Medway, MA 02053         Medford, MA 02155

Clerk:      Eugene R. Murray       14 Milton Street         29 High Street
                                   E. Falmouth, MA 02536    Medford, MA 02155

Directors:  Paul J. Crowley        15 Old Weston Road       29 High Street
                                   Wayland, MA 01778        Medford, MA 02155

            Edward J. Gaffey       43 High Street           29 High Street
                                   Medford, MA 02155        Medford, MA 02155

            Andrew D. Guthrie Jr., 30 Cambridge Street      29 High Street
            M.D.                   Winchester, MA 01890     Medford, MA 02155

            Edward D. Brickley     79 Mystic Valley Pkwy.   29 High Street
                                   Winchester, MA 01890     Medford, MA 02155

            Robert A. Havern III   35 Bartlett Avenue       29 High Street
                                   Arlington, MA 02174      Medford, MA 02155

            Francis D. Pizzella    13 Browning Road         29 High Street
                                   Somerville, MA 02145     Medford, MA 02155

            David L. Burke         9 Wedgemere Ave.         29 High Street
                                   Winchester, MA 01890     Medford, MA 02155

            Mary L. Doherty        87 Yale Street           29 High Street
                                   Medford, MA 02155        Medford, MA 02155

            Arthur H. Meehan       5 Fox Run Road           29 High Street
                                   Dover, MA 02030          Medford, MA 02155

            Eugene R. Murray       14 Milton Street         29 High Street
                                   E. Falmouth, MA 02536    Medford, MA 02155


                                  ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

   29 High Street, Medford Massachusetts 02155

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                    NAME           RESIDENTIAL ADDRESS      POST OFFICE ADDRESS

President:

Treasurer:     See attached Addendum D to the Articles of Organization

Clerk:

Directors:



c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the
   corporation is: Eugene R. Murray, Clerk   29 High Street, Medford, MA 02155

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 23rd day of July, 1997.

/s/ Arthur H. Meehan
------------------------------------------------------------------------------

Arthur H. Meehan
------------------------------------------------------------------------------

29 High Street
------------------------------------------------------------------------------

Medford, MA 02155
------------------------------------------------------------------------------

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                       THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION
                          (GENERAL LAWS, CHAPTER 156B)


================================================================================

I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve
said articles; and the filing fee in the amount of $       having been paid,
said articles are deemed to have been filed with me this    day of July 1997.



Effective date:  July    1997
-----------------------------------------------------------------------------



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth


FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.


                         TO BE FILLED IN BY CORPORATION
                      PHOTOCOPY OF DOCUMENT TO BE SENT TO:


Paul W. Lee, P.C.
--------------------------------------------------------------------------------

Goodwin, Procter & Hoar LLP
--------------------------------------------------------------------------------


Exchange Place, Boston, MA 02109
--------------------------------------------------------------------------------

Telephone: (617) 570-1000
           ---------------------------------------------------------------------